Exhibit 3.2

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“FCB FINANCIAL HOLDINGS, INC.”, A DELAWARE CORPORATION, WITH AND INTO “BOND STREET HOLDINGS, INC.” UNDER THE NAME OF “FCB FINANCIAL HOLDINGS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF JUNE, A.D. 2014, AT 4:19 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

State of Delaware Secretary of State Division of Corporations Delivered 04:19 PM 06/13/2014 FILED 04:19 PM 06/13/2014 SRV 140836497 - 4672148 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

FCB FINANCIAL HOLDINGS, INC.

INTO

BOND STREET HOLDINGS, INC.

Pursuant to Title 8, Section 253 of the Delaware General Corporation Law (the “DGCL”), Bond Street Holdings, Inc. (the “Corporation”), a Delaware corporation incorporated on the 1st day of October, 2010, does hereby certify to the following information relating to the merger (the “Merger”) of FCB Financial Holdings, Inc., a Delaware corporation incorporated on the 12th day of June, 2014 (the “Subsidiary”), with and into the Corporation, with the Corporation remaining as the surviving corporation:

1.

The Corporation owns all of the outstanding shares of capital stock of the Subsidiary.

2.

The Board of Directors of the Corporation, by resolutions duly adopted by unanimous written consent on June 13, 2014 and attached hereto as Exhibit A, determined to merge the Subsidiary with and into the Corporation, to be possessed of all the Subsidiary's estate, property, rights, privileges and franchises and to assume all its liabilities and obligations and to effect a change of the Corporation's name to “FCB Financial Holdings, Inc.” pursuant to Section 253 of the DGCL.

3.

The Corporation shall be the surviving corporation of the Merger.

4.

The Certificate of Incorporation of the Corporation, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Section 1(a) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“(a) Name. The name of the corporation is FCB Financial Holdings, Inc. (the “Corporation”).”

5.

An authorized officer of the Corporation shall make and execute this Certificate of Ownership and the Merger shall become effective upon the filing of such Certificate of Ownership with the Delaware Secretary of State.

6.

The officers of the Corporation shall be and hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the Merger.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership to be signed by an authorized officer, the 13th day of June, 2014.

BOND STREET HOLDINGS, INC.
By:	/s/ Stuart I. Oran

Name:	Stuart I. Oran
Title:	Secretary

EXHIBIT A

BOARD RESOLUTIONS

WHEREAS, Bond Street Holdings, Inc., a Delaware corporation (the “Corporation”), owns all of the issued and outstanding shares of capital stock of FCB Financial Holdings, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, it is deemed advisable and in the best interest of the Corporation that the Subsidiary be merged with and into the Corporation.

NOW, THEREFORE, BE IT:

RESOLVED, that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation; and

RESOLVED FURTHER, that each share of capital stock of the Subsidiary that is owned by the Corporation shall automatically be cancelled and retired and shall cease to exist; and

RESOLVED FURTHER, that upon effectiveness of the Merger, Section 1(a) of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended in its entirety as follows:

“(a) Name. The name of the corporation is FCB Financial Holdings, Inc. (the “Corporation”).”

RESOLVED FURTHER, that the Executive Chairman, Executive Vice Chairman, President and Chief Executive Officer, Chief Financial Officer, Secretary and any other officer of the Corporation (each such person, an “Authorized Officer”) be, and each of them hereby is, authorized to prepare and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and to file the Certificate of Ownership and Merger with the Secretary of State of Delaware, and pay any fees related to such filing; and

RESOLVED FURTHER, that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute, deliver and file all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary or Assistant Secretary; to pay or cause to be paid all expenses; to take all such other actions as they or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions.